Exhibit 4.1.2

CERTIFICATE OF TRUST

OF

SUNTRUST CAPITAL

THIS Certificate of Trust of SunTrust Capital      (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is SunTrust Capital     .

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services Division.

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Raymond D. Fortin
Administrative Trustee

Jerome T. Lienhard, II
Administrative Trustee

Kenneth R. Houghton
Administrative Trustee

U.S. BANK NATIONAL ASSOCIATION,
as Property Trustee

By:
Name: Earl W. Dennison Jr.
Title: Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:
Name: Earl W. Dennison Jr.
Title: Vice President